C2 Blockchain Inc. (OTCPK: CBLO) Exits Shell Status and Moves Forward with 14MW Bitcoin Mining Facility

MIAMI BEACH, FL / ACCESS Newswire / March 27, 2025 / C2 Blockchain Inc. (OTCPK: CBLO) is pleased to announce that it has officially exited shell status, marking the start of a new phase of growth and execution. With this transition, the company is now focused on developing its 14-megawatt (MW) Bitcoin mining facility, advancing land acquisition efforts, and engaging professional design teams and architects to plan and build a cutting-edge mining operation.

Designing a High-Performance Mining Facility

C2 Blockchain has begun actively searching for land to develop its large-scale mining facility. To ensure the project is built for efficiency, scalability, and sustainability, the company is in discussions with experienced architects, engineers, and infrastructure specialists who will design a facility optimized for high-performance mining.

“We are committed to building a mining facility that is not only operationally efficient but also designed for long-term success in the Bitcoin mining industry,” said Levi Jacobson, CEO of C2 Blockchain Inc. “By working with leading professionals in architecture and infrastructure design, we will ensure that our facility meets the highest industry standards while allowing for future expansion.”

Fast-Tracking Deployment with Prefabricated Mining Containers

As part of its strategy to accelerate operations, C2 Blockchain plans to utilize prefabricated mining containers, which will allow for a faster and more flexible deployment of its mining infrastructure once the land is secured. These state-of-the-art containers are designed to enhance cooling efficiency, energy optimization, and scalability, enabling the company to launch mining operations more rapidly than traditional facility builds.

Next Steps for C2 Blockchain

With the company now fully operational, C2 Blockchain is focused on the following key initiatives:

•	Securing land for the 14MW mining facility
•	Engaging professional architects and engineering teams to design an optimized mining operation
•	Acquiring and deploying prefabricated mining containers to fast-track operational readiness
•	Establishing partnerships with energy providers to secure cost-effective and sustainable power solutions
•	Laying the groundwork for long-term scalability and growth in the Bitcoin mining sector

Positioning for the Future

Bitcoin mining continues to grow in importance as institutional interest in digital assets expands. With increasing demand for mining infrastructure and a focus on sustainable solutions, C2 Blockchain is positioning itself as a serious player in the industry. The company’s commitment to strategic expansion, professional facility design, and rapid deployment reflects its goal of becoming a leading force in the Bitcoin mining space.

“This is an exciting time for C2 Blockchain,” added Jacobson. “Exiting shell status is just the beginning. Now, we are fully focused on executing our vision, securing the best talent to design our facility, and ensuring that we build an operation capable of delivering long-term value.”

About C2 Blockchain Inc.

C2 Blockchain Inc. (OTCPK: CBLO) is a blockchain-focused company dedicated to Bitcoin mining and cryptocurrency investments. With plans for a 14MW Bitcoin mining facility, a strategic focus on efficient mining infrastructure, and collaborations with top engineering and design firms, C2 Blockchain is positioning itself for long-term success in the evolving digital asset landscape.

Safe Harbor Statement

This press release contains statements that constitute forward-looking statements. These statements appear in a number of places in this press release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of the Company, its directors, or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; and (iii) growth strategy and operating strategy. The words "may", "would", "will", "expect", "estimate", "can", "believe", "potential", and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is included in the Company's filings on otcmarkets.com.

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